UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 5, 2020

Scholar Rock Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

620 Memorial Drive, 2nd Floor, Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2020, Scholar Rock, Inc. (the “Sublandlord”), a wholly-owned subsidiary of Scholar Rock Holding Corporation (collectively, the “Company”) entered into a Sublease Agreement (the “Sublease”) with Orna Therapeutics, Inc. (the “Subtenant”) to sublease approximately 20,751 square feet of office and laboratory space located at the Company’s primary headquarters at 620 Memorial Drive, Cambridge, Massachusetts (the “Premises”). The Sublease is subordinate to that certain Indenture of Lease, dated March 5, 2015, by and between 620 Memorial Leasehold LLC and the Sublandlord, as subsequently amended on February 22, 2016 and February 22, 2018.

The Sublease term will commence on a date to be determined between January 1 and March 15, 2021, and ends on August 31, 2023, unless terminated earlier. As previously disclosed on the Company’s Form 10-Q filed on November 12, 2019, the Company entered into a facility lease at 301 Binney Street in Cambridge, Massachusetts (“New Facility”), and upon completion of its move into the New Facility, the New Facility will become the Company’s new corporate headquarters.

The Sublease provides for initial annual base rent of approximately $1.9 million. The Subtenant will also be obligated to pay the Sublandlord for certain costs, taxes and operating expenses related to the Premises, subject to certain exclusions.

 The Subtenant is obligated to provide a security deposit to the Sublandlord in the form of a letter of credit in the amount of approximately $0.8 million, subject to adjustments, which may be applied by the Sublandlord for certain purposes upon the Subtenant’s breach of any provisions under the Sublease.

The Sublease contains customary provisions allowing the Sublandlord to terminate the Sublease if the Subtenant fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Subtenant.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to such Sublease, which the Company intends to file as an exhibit to its Form 10-K for the year ending December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: October 9, 2020	By:	/s/ Junlin Ho
Junlin Ho
Senior Vice President, Head of Legal